Exhibit 10.28

Execution Version

STOCK SUBSCRIPTION AGREEMENT

STOCK SUBSCRIPTION AGREEMENT, dated as of November 14, 2006 (this “Agreement”), by and among Collect Holdings, Inc., a Delaware corporation (“Parent”), One Equity Partners II, L.P., a Cayman Islands limited partnership (“OEP II”), OEP II Co-Investors, L.P., a Cayman Islands limited partnership (“OEP II Co-Invest”), and OEP II Partners Co-Invest, L.P., a Cayman Islands limited partnership (“OEP II Partners Co-Invest,” and together with OEP II and OEP Co-Invest, “OEP”), and the several other individuals and entities listed on the signature pages hereto from time to time (each an “Other Purchaser” and collectively, the “Other Purchasers” and, together with OEP, each a “Purchaser” and collectively, the “Purchasers”).

WITNESSETH:

WHEREAS, on July 21, 2006, Parent, Collect Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Acquisition”), and NCO Group, Inc., a Pennsylvania corporation (“Target”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, Acquisition will merge with and into Target (the “Merger”) with Target continuing as the surviving corporation;

WHEREAS, on July 21, 2006, Parent and Michael Barrist entered into a Rollover Agreement (the “Rollover Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, Mr. Barrist (or certain permitted transferees as further described in the Rollover Agreement) will contribute shares of common stock of the Target in exchange for Parent Class L Common Stock and Parent Class A Common Stock (the “Rollover”);

WHEREAS, on or prior to the closing of the Merger (the “Closing”), the Certificate of Incorporation of Parent will be amended and restated in substantially the form of Exhibit A hereto (the “Restated Parent Charter”), and pursuant to the Restated Parent Charter, the authorized capital stock of Parent will consist of 6,500,000 shares of Preferred Stock, par value $.01 per share, including 6,000,000 shares of Series A 14% PIK Preferred Stock (“Parent Series A Preferred Stock”), 400,000 shares of Class L Common Stock, par value $.01 per share (“Parent Class L Common Stock”), and 2,750,000 shares of Class A Common Stock, par value $.01 per share (“Parent Class A Common Stock”);

WHEREAS, in a single overall plan and transaction, each of the Purchasers, acting severally and not jointly, wishes to purchase from Parent, upon the terms and subject to the conditions hereinafter set forth, newly issued shares of Parent Series A Preferred Stock, Parent Class L Common Stock and Parent Class A Common Stock in consideration of each such Purchaser’s contribution to Parent of cash or a combination of cash and shares of Target Common Stock, each such transaction to be consummated on the Closing Date (as hereinafter defined) at the effective time of the Merger, but only if, substantially simultaneously with the consummation of such transaction each such other transaction is also consummated;

WHEREAS, Parent desires to issue and sell to the Purchasers, upon the terms and subject to the conditions hereinafter set forth, newly issued shares of Parent Series A Preferred

Stock, Parent Class L Common Stock and Parent Class A Common Stock in consideration of each Purchaser’s contribution to Parent of cash or a combination of cash and shares of Target Common Stock, each such transaction to be consummated on the Closing Date at the effective time of the Merger;

WHEREAS, each Purchaser has conditioned its acquisition of the shares of Parent Series A Preferred Stock, Parent Class L Common Stock and Parent Class A Common Stock to be acquired by such Purchaser hereunder on Parent making certain representations, warranties, covenants and agreements hereunder and, in order to induce such Purchaser to acquire such shares and in connection with the transactions contemplated hereby, Parent is willing to make such representations, warranties, covenants and agreements; and

WHEREAS, it is the intention of the parties hereto that the purchase by the Purchasers from Parent of newly issued shares of Parent Series A Preferred Stock, Parent Class L Common Stock and Parent Class A Common Stock qualify for treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

ISSUANCE, SALE AND DELIVERY OF SHARES;

CONTRIBUTIONS; CLOSING; CERTAIN TAX MATTERS

SECTION 1.01. Issuance, Sale and Delivery of Shares; Contributions. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, in a single overall plan and transaction, Parent shall issue, sell and deliver to each Purchaser, and each Purchaser, acting severally and not jointly, shall purchase from Parent, (i) at a purchase price of $237.50 per share, that number of shares of newly issued Parent Series A Preferred Stock as is set forth opposite such Purchaser’s name under the heading “Shares of Parent Series A Preferred Stock” on Schedule I hereto, (ii) at a purchase price of $247.50 per share, that number of shares of newly issued Parent Class L Common Stock as is set forth opposite such Purchaser’s name under the heading “Shares of Parent Class L Common Stock” on Schedule I hereto, as the case may be, and (iii) at a purchase price of $10 per share, that number of shares of newly issued Parent Class A Common Stock as is set forth opposite such Purchaser’s name under the heading “Shares of Parent Class A Common Stock” on Schedule I hereto (such shares of Shares of Parent Series A Preferred Stock, Parent Class L Common Stock and Parent Class A Common Stock, collectively the “Shares”). Upon the terms and subject to the conditions of this Agreement, on the Closing Date, as payment in full for the Shares being issued to each such Purchaser hereunder, each Purchaser shall contribute to Parent the amount of cash, if any, set forth opposite the name of such Purchaser under the heading “Cash Purchase Price” on Schedule I hereto, as the case may be. All amounts of cash contributed to Parent by the Purchasers in exchange for Shares hereunder shall be delivered to Parent by wire transfer of immediately available funds to an account designated by Parent to such Purchasers. At the Closing, OEP II shall surrender the certificate representing the Initial Shares to the Company and the Initial Shares shall be cancelled at Closing in consideration of a $100 reduction in the cash purchase price otherwise payable hereunder by OEP II for the Shares to be purchased by it hereunder.

SECTION 1.02. Closing. Upon the terms and subject to the conditions of this Agreement, the issuance, sale and delivery of the Shares contemplated by Section 1.01 (the “Subscription Closing”) shall take place at the effective time of the Merger at the same location as the Merger closing and concurrent with the closing of the Rollover (such date being herein called the “Closing Date”).

SECTION 1.03. Stockholders Agreement and Registration Rights Agreement. Parent and each Purchaser agrees that, at the Closing, they shall enter into (a) a stockholders agreement in substantially the form set forth in Exhibit B hereto (the “Stockholders Agreement”) and (b) a registration rights agreement in substantially the form set forth in Exhibit C hereto (the “Registration Rights Agreement”).

SECTION 1.04. Certain Tax Matters. Parent and the Purchasers shall, for all federal, state and local income tax purposes, treat the transactions effected pursuant to Section 1.01 as collectively constituting a transaction under Section 351 of the Code, in which the Purchasers transfer property to Parent in exchange for stock in Parent and immediately after the exchange the Purchasers are in control (as defined in Section 368(c) of the Code) of Parent.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Purchasers that:

SECTION 2.01. Corporate Existence and Power; Newly Formed Corporation. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Parent was formed on July 13, 2006 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and hereby. Parent has not engaged in any other business activities. Except for (i) customary obligations or liabilities incurred in connection with its organization, and (ii) the transactions contemplated hereby and in the Merger Agreement, Parent has not incurred any material obligations or liabilities or engaged in any business activities.

SECTION 2.02. Authorization; Validity. The execution and delivery by Parent of this Agreement and each of the other agreements, instruments and certificates being executed and delivered in connection with this Agreement, including the Stockholders Agreement and the Registration Rights Agreement, each as defined below (the “Ancillary Agreements”) to which Parent is a party and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby are within Parent’s powers and have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and each Ancillary Agreement to which Parent is a party will be duly executed and delivered by Parent at the Subscription Closing. This Agreement constitutes, and each Ancillary Agreement to which Parent is a party, when executed and delivered by Parent at the Subscription Closing, will constitute, a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

SECTION 2.03. Governmental Authorization. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article III hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to Parent in connection with the execution, delivery and performance by Parent of this Agreement and each Ancillary Agreement to which Parent is a party except (i) for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Filings”), (ii) for such filings as may be required under Regulation D promulgated under the Securities Act of 1933, as amended (“Regulation D”), or under any applicable state securities laws, (iii) for such other filings and approvals as have been made or obtained, or (iv) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of Parent to perform its obligations hereunder and thereunder.

SECTION 2.04. Noncontravention. The execution, delivery and performance by Parent of this Agreement and each Ancillary Agreement to which Parent is a party, does not and will not (i) violate the Restated Parent Charter and the Bylaws of Parent attached as Exhibit D hereto), (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon Parent, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which Parent is a party or (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit to which Parent is entitled under any provision of any agreement or other instrument binding upon Parent or any of its assets or properties.

SECTION 2.05. Capitalization. At and immediately after the Closing, the authorized capital stock of Parent shall consist of 6,500,000 shares of Parent Preferred Stock, including 6,000,000 shares of Parent Series A Preferred Stock, 400,000 shares of Parent Class L Common Stock and 2,750,000 shares of Parent Class A Common Stock. At and immediately after the Closing there will be no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent, or other obligation of Parent to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, except, (A) for the Shares to be issued hereunder, (B) the Shares to be issued pursuant to the Rollover Agreement and (C) such other Shares as, between the date hereof and the Closing, as OEP may determine to cause Parent to issue to a third party not affiliated with OEP (the “Other Investor”) provided that (1) such Other Investor acquires such Shares for cash, at the same per share price paid by the Purchasers, and (2) each such Other Investor agrees to be bound by the terms of the Stockholders Agreement and Registration Rights Agreement.

SECTION 2.06. Valid Issuance of Shares. At Closing, the Shares will have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable shares of Parent Series A Preferred Stock, Parent Class L Common Stock or Parent Class A Common Stock, as the case may be, free and clear of all claims, liens and encumbrances, other than any claims, liens and encumbrances created by the Stockholders Agreement.

ARTICLE III.

REPRESENTATION AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, and solely with respect to such Purchaser, represents and warrants to Parent that:

SECTION 3.01. Existence. Such Purchaser (if not a natural person) is a corporation, limited partnership, limited liability company, government pension plan or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

SECTION 3.02. Authorization; Power; Validity. The execution and delivery by such Purchaser (if not a natural person) of this Agreement and each Ancillary Agreement to which such Purchaser is a party and the consummation of the transactions contemplated hereby and thereby are within such Purchaser’s powers and have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and each Ancillary Agreement to which such Purchaser is a party will be duly executed and delivered by such Purchaser at the Subscription Closing. This Agreement constitutes, and each Ancillary Agreement to which such Purchaser is a party, when executed and delivered by such Purchaser at the Subscription Closing will constitute, a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

SECTION 3.03. Governmental Authorization. No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and each Ancillary Agreement to which such Purchaser is a party except (i) for HSR Filings, (ii) for such filings and notices of sale as may be required under Regulation D or under any applicable state securities laws, (iii) for such other filings and approvals as have been made or obtained, or (iv) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of such Purchaser to perform such Purchaser’s obligations hereunder or thereunder.

SECTION 3.04. Noncontravention. The execution, delivery and performance by such Purchaser of this Agreement and each Ancillary Agreement to which such Purchaser is a party does not and will not (i) violate, if such Purchaser is not a natural person, the certificate of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of such Purchaser, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Purchaser, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which such Purchaser is a party, (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Purchaser under any provision of any agreement or other instrument binding upon such Purchaser or any of its assets or properties or (v) result in the creation or imposition of any material lien, claim, charge, pledge, security interest or other encumbrance with respect to any Shares acquired hereunder.

SECTION 3.05. Purchase for Investment. Such Purchaser is purchasing the Shares being purchased by such Purchaser hereunder for investment for such Purchaser’s own account and not with a view to, or for sale in connection with, any distribution thereof.

SECTION 3.06. Private Placement.

(a) Such Purchaser’s financial situation is such that such Purchaser can afford to bear the economic risk of holding the Shares being purchased by such Purchaser hereunder for an indefinite period of time, and such Purchaser can afford to suffer the complete loss of such Purchaser’s investment in the Shares.

(b) Such Purchaser’s knowledge and experience in financial and business matters are such that such Purchaser is capable of evaluating the merits and risks of such Purchaser’s investment in the Shares or such Purchaser has been advised by a representative possessing such knowledge and experience.

(c) Such Purchaser understands that the Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will be substantial restrictions on the transferability of the Shares and that following the date hereof there will be no public market for the Shares and that, accordingly, it may not be possible for such Purchaser to sell or pledge the Shares, or any interest in the Shares, in case of emergency or otherwise.

(d) Such Purchaser and such Purchaser’s representatives, including, to the extent such Purchaser deems appropriate, such Purchaser’s legal, professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with such Purchaser’s investment in the Shares, and such Purchaser understands and is aware of the risks related to such investment.

(e) Such Purchaser and such Purchaser’s representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Parent, Target and their respective representatives concerning Parent, Target, the terms and conditions of such Purchaser’s acquisition of the Shares and related matters and to obtain all additional information which such Purchaser or such Purchaser’s representatives deem necessary.

(f) Such Purchaser is an “accredited investor” as such term is defined in Regulation D.

SECTION 3.07. No Other Representations and Warranties. Each Purchaser hereby acknowledges and agrees that the representations and warranties set forth in this Article III hereof are the only representations, warranties and statements being relied on by such Purchaser in connection with this Agreement.

ARTICLE IV.

CONDITIONS TO CLOSING

SECTION 4.01. Conditions to the Obligations of the Purchasers and Parent. The obligations of each of the Purchasers and Parent to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

(a) No provision of any applicable law, rule or regulation and no judgment, injunction, order or decree by any court or other governmental or other entity of competent jurisdiction shall prohibit the consummation of the transactions contemplated hereby.

(b) All material actions by or in respect of, or filings with, or approvals of, any governmental or regulatory entity, body, agency, official or authority required to be taken, made or obtained prior to the Subscription Closing to permit the consummation of the transactions contemplated hereby shall have been taken, made or obtained.

(c) The conditions to the consummation of the Merger set forth in Article VI of the Merger Agreement, shall have been satisfied or waived.

SECTION 4.02. Conditions to the Obligations of the Purchasers. The obligation of each Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction or waiver (by each Purchaser as to himself, herself or itself) of the following further conditions:

(a) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the date of the Closing.

(b) The representations and warranties of Parent contained in this Agreement in Sections 2.05 and 2.06 shall be true and correct in all respects, and all other representations on Parent contained in this Agreement shall be true and correct in all material respects when made and as of the date of the Subscription Closing, as if made on such date.

(c) Parent and each Other Investor shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement.

SECTION 4.03. Conditions to the Obligation of Parent. The obligation of Parent to consummate the transactions contemplated hereby is subject to the satisfaction or waiver of the following further conditions:

(a) Each Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by such Purchaser on or prior to the date of the Subscription Closing.

(b) The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects when made and as of the date of the Subscription Closing, as if made on such date; provided that the representations and warranties set forth in Section 3.05 shall be true and correct in all respects when made and as of the date of the Subscription Closing, as if made on such date.

(c) Each Purchaser and Michael Barrist shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement.

ARTICLE V.

TERMINATION

SECTION 5.01. Termination. This Agreement shall be terminated, and the transactions contemplated hereby abandoned at any time prior to the Subscription Closing, upon the Merger Agreement being terminated. In addition, the obligations of any Purchaser under the terms of this Agreement, may be terminated at any time prior to the Subscription Closing upon the mutual agreement of the Parent and such Purchaser.

SECTION 5.02. Effect of Termination. If this Agreement (or the obligations of any one Purchaser) is terminated, as the case may be, as permitted by Section 5.01, such termination shall be without liability of any party (or any stockholder, general partner, limited partner, member, director, officer, trustee, employee; agent, consultant or representative of such party) to any of the other parties to this Agreement and this Agreement (or the obligations of such Purchaser, as the case may be) shall become void and of no further force or effect. Notwithstanding the foregoing, the provisions of this Section 5.02 and of Article VI shall survive any termination hereof pursuant to Section 5.01.

ARTICLE VI.

MISCELLANEOUS

SECTION 6.01. Survival. All of the covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 6.02. Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one business day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (EST) on any business day or on any day other than a business day or (iv) five business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

if to Parent, to it at:

Collect Holdings, Inc.

c/o One Equity Partners II, L.P.

320 Park Avenue, 18th Floor

New York, NY 10022

Attn: James Rubin and Daniel Selmonosky

Facsimile: (212) 277-1533

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Carmen J. Romano, Esq.

Facsimile: (215) 994-2222

if to any Purchaser, to such Purchaser at the address set forth for such Purchaser on Schedule I hereto.

SECTION 6.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and, in the case of an amendment, signed by (i) Parent, (ii) OEP and (iii) a majority-in-interest of the Other Purchasers (determined by reference to the number of Shares purchased hereunder) or, in the case of a waiver, signed by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 6.04. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

SECTION 6.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto shall assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Parent and OEP; provided, however, after the Closing, any Purchaser may assign its rights under this Agreement to any transferee of the Shares purchased by such Purchaser hereunder in connection with any transfer of Shares which is made in compliance with the terms of the Stockholders Agreement.

SECTION 6.06. Governing Law. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of New York.

SECTION 6.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby may only be brought in a the United States District Court for the Southern District of New York or any New York State court sitting in the borough of Manhattan, New York County, New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, and each party agrees that, in addition to any method of service of process otherwise permitted by law, service of process on each party may be made by any method for giving such party notice as provided in Section 7.02, and shall be deemed effective service of process on such party.

SECTION 6.08. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 6.09. Counterparts; Third Party Beneficiaries. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 6.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

SECTION 6.11. Severability. If one or more provisions of this Agreement are finally held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

SECTION 6.12. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the words “hereof’, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “Article” and “Section” are references to the articles and sections of this Agreement unless otherwise specified. Whenever the words “include,” “includes,” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning provided for such term in the Stockholders Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first above written.

PARENT:	COLLECT HOLDINGS, INC.

	By:	/s/ Daniel J. Selmonosky
	Name:	Daniel J. Selmonosky
	Title:	President and Treasurer

PURCHASERS:	ONE EQUITY PARTNERS II, L.P.

By: OEP GENERAL PARTNER II, L.P., its General Partner

By: OEP HOLDING CORPORATION, its General Partner

		By:	/s/ Daniel J. Selmonosky
		Name:	Daniel J. Selmonosky
		Title:	Managing Director

OEP II CO-INVESTORS, L.P.

By: OEP CO-INVESTORS MANAGEMENT II, LTD., its General Partner

		By:	/s/ Daniel J. Selmonosky
		Name:	Daniel J. Selmonosky
		Title:	Managing Director

[Signature Page to Subscription Agreement]

OEP II PARTNERS CO-INVEST, L.P.

By: OEP II PARTNERS CO-INVEST G.P., LTD., its General Partner

By:	/s/ Daniel J. Selmonosky
Name:	Daniel J. Selmonosky
Title:	Managing Director

CITIGROUP CAPITAL PARTNERS II 2006 CITIGROUP INVESTMENT, L.P.

By: Citigroup Private Equity LP, its General Partner

By:	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

CITIGROUP CAPITAL PARTNERS II EMPLOYEE MASTER FUND, L.P.

By: Citigroup Private Equity LP, Its General Partner

By:	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

[Signature Page to Subscription Agreement]

CITIGROUP CAPITAL PARTNERS II ONSHORE, L.P.

By: Citigroup Private Equity LP, its General Partner

By:	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

CITIGROUP CAPITAL PARTNERS II CAYMAN HOLDINGS, L.P.

By: Citigroup Private Equity LP, its General Partner

By:	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

HELZBERG ANGRIST INVESTORS I, LLC

By: HELZBERG ANGRIST CAPITAL, LLC, its Manager

By:	/s/ Jonathan Angrist
Name:	Jonathan Angrist
Title:	Managing Member

[Signature Page to Subscription Agreement]

The following schedule and exhibits are omitted. NCO Group, Inc. agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.

SCHEDULE

Schedule I	-	Purchasers

EXHIBITS

Exhibit A	-	Amended and Restated Certificate of Incorporation of Collect Holdings, Inc.
Exhibit B	-	Stockholders Agreement
Exhibit C	-	Registration Rights Agreement
Exhibit D	-	Bylaws of Collect Holdings, Inc.